EXHIBIT 10.10

ILLINOIS

This space reserved for Recorder’s use only.

SUBORDINATION AND INTERCREDITOR AGREEMENT

by and between

AMERICAN NATIONAL INSURANCE COMPANY, as Senior Lender,

and

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC, as Junior Lender

THIS DOCUMENT PREPARED BY AND

AFTER RECORDING RETURN TO:

Holland & Knight, LLP

131 South Dearborn Street, Suite 3000

Chicago, Illinois 60603

Attention: Robyn Axberg, Esq.

SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (“Agreement”) is entered into as of this 15th day of December, 2011, by and between (i) Torchlight Debt Opportunity Fund III, LLC, a Delaware limited liability company (the “Junior Lender”); and (ii) American National Insurance Company, a Texas insurance company (the “Senior Lender”).

Recitals

A. Senior Lender is about to make a loan (the “First Mortgage Loan”) to TNP SRT Constitution Trail, LLC, a Delaware limited liability company (“Borrower”)in the original principal amount of $10,000,000.00, which First Mortgage Loan shall be evidenced by a promissory note in the original principal amount of $10,000,000.00 executed by the Borrower and payable to the order of the Senior Lender (the “Senior Note”). The Senior Note will be secured by a first Mortgage, Security Agreement and Financing Statement (the “Senior Mortgage”) on a property located at 1710-1730 Bradford Lane, Normal, McLean County, Illinois (the “Property”). The Property is more fully described in the Senior Mortgage, which is to be recorded herewith, and on Exhibit A attached hereto. The Senior Note will be further secured by a secured by an Absolute Assignment of Leases and Rents (the “Senior Assignment of Rents”) with respect to the Property. All documents executed by Borrower evidencing, securing or relating to the Senior Note, including, but not limited to, the Senior Mortgage, the Senior Assignment of Rents and all renewals, extensions, modifications, increases, consolidations and rearrangements of any of the preceding, are collectively referred to as the “Senior Loan Documents.” The indebtedness evidenced or secured by the Senior Loan Documents is referred to herein as the “Senior Indebtedness”.

B. The Junior Lender is the holder of second mortgage financing (the “Second Mortgage Loan”) in the original principal amount of $15,543,696.00, which Second Mortgage Loan is evidenced by a promissory note in the original principal amount of $15,543,696.00 executed by the Borrower dated on October 21, 2011 and payable to the order of the Junior Lender (the “Junior Note”). The Junior Note is secured by a second Mortgage, Security Agreement and Assignment of Leases on the Property (the “Junior Mortgage”), which is recorded as Document Number 2011-23661 in the Registrar of Deeds of McLean County, Illinois and an assignment of leases and rents (the “Junior Assignment of Rents”) recorded as Document Number 2011-23662 in the Registrar of Deeds of McLean County, Illinois. All documents executed by Borrower evidencing, securing or relating to the Junior Note, including, but not limited to, the Junior Mortgage, the Junior Assignment of Rents and all renewals, extensions, modifications, increases, consolidations and rearrangements of any of the preceding, are collectively referred to as the “Junior Loan Documents.” The indebtedness evidenced or secured by the Junior Loan Documents is referred to herein as the “Junior Indebtedness”.

C. At the time of the closing of the Senior Loan the Borrower will use the Senior Loan Proceeds to pay down the Junior Note so that the Junior Indebtedness is not more than $5,586,721.79.

D. As a condition to Senior Lender’s agreement to make the First Mortgage Loan to Owner, Lender requires that the Senior Mortgage be unconditionally and at all times remain a lien or charge upon the Property, prior and superior to all the rights of Subordinate Lender under the Junior Loan Documents and that Subordinate Lender specifically and unconditionally subordinates the Junior Loan Documents to the liens and charges of the Senior Loan Documents.

E. Junior Lender agrees to the subordination in favor or Senior Lender

NOW, THEREFORE, for good and valuable consideration and the receipt and adequacy of which is hereby acknowledged, and to induce Senior Lender to make the Senior Loan evidenced by the Senior Note and secured by the Senior Deed of Trust, the Senior Lender, the Junior Lender and Senior Lender agree as follows:

1. CONSENT TO THE SENIOR MORTGAGE LOAN AND THE JUNIOR MORTGAGE LOAN. Subject to the terms and conditions of this Agreement, (i) Junior Lender consents to the First Mortgage Loan and the First Mortgage Loan Documents and agrees to permit the Senior Lender to place a first mortgage lien against the Property to secure the Borrower’s obligation to repay amounts due under the Senior Mortgage Loan and (ii) Senior Lender consents to the Junior Mortgage Loan and the Junior Mortgage Loan Documents and agrees to Junior Lender’s maintenance of a second mortgage lien against the Property to secure Borrower’s obligation to repay amounts due under the Junior Mortgage Loan.

2. AMOUNTS OF THE SENIOR AND JUNIOR INDEBTEDNESS.

(a) The Senior Lender shall not, without the prior written consent of the Junior Lender, modify the Senior Loan Documents or otherwise take any action which has the effect of (A) extending or shortening the maturity date of the Senior Loan, (B) increasing any material monetary obligation of Borrower under the Senior Loan Documents, (C) subjecting the Property to the lien of any indebtedness, other than the Senior Loan, (D) converting or exchanging the Senior Loan into or for any other indebtedness or subordinate the Senior Loan to any indebtedness of Borrower, (E) cross-defaulting the Senior Loan with any other indebtedness (including the Junior Loan), (F) amending or modifying the provisions limiting transfers of interests in Borrower or the Property, (G) conferring upon Senior Lender any contingent interest or so-called “equity kicker” measured on the basis of appreciation or cash flow of the Premises, (H) modifying the provisions of Section 11.22(b) of the Senior Mortgage relative to the partial release of the lien of the Senior Mortgage or (I) increasing the Senior Indebtedness outstanding under, or secured by, the Senior Mortgage in excess of $10,000,000.00 plus (a) interest, (b) late charges, (d) collection costs (including, without limit, reasonable attorneys’ fees),

(e) taxes paid by the Senior Lender, (f) insurance premiums paid by the Senior Lender, and (g) other expenditures made by the Senior Lender in accordance with the Senior Mortgage or other Senior Loan Documents to: (i) protect the validity, priority or enforceability of any of the Senior Loan Documents or the liens or security interests created thereby; (ii) protect or preserve any collateral or security granted, assigned or pledged to it under the Senior Loan Documents; (iii) to perform any obligation of the Borrower under any lease to any tenant of the Property; or (iv) cure any default of the Borrower under the Senior Loan Documents. Senior Lender may, upon notice to Junior Lender but without the necessity of Junior Lender’s consent, modify the Senior Loan Documents in a manner which does not violate this Section 2(a).

(b) The Junior Lender shall not, without the prior written consent of the Senior Lender, modify the Junior Loan Documents or otherwise take any action which has the effect of (A) extending or shortening the maturity date of the Junior Loan, (B) increasing any material monetary obligation of Borrower under the Junior Loan Documents, (C) subjecting the Property to the lien of any indebtedness, other than the Junior Loan, (D) converting or exchanging the Junior Loan into or for any other indebtedness or subordinate the Junior Loan to any indebtedness of Borrower, (E) cross-defaulting the Junior Loan with any other indebtedness (including the Senior Loan), (F) amending or modifying the provisions limiting transfers of interests in Borrower or the Property, (G) conferring upon Junior Lender any contingent interest or so-called “equity kicker” measured on the basis of appreciation or cash flow of the Property, or (H) increasing the Junior Indebtedness outstanding under, or secured by, the Junior Mortgage in excess of $5,586,721.79 plus (a) interest (including interest at the rate of five percent (5%) per annum, which is added to the principal amount of the Junior Indebtedness on the first day of each month during the term of the Junior Loan, whereupon such amount itself bears interest at the contract rate (15%) set forth in the Junior Loan Documents), (b) collection costs (including, without limit, reasonable attorneys’ fees), (c) taxes paid by the Junior Lender, (d) insurance premiums paid by the Junior Lender, and (e) other expenditures made by the Junior Lender in accordance with the Junior Mortgage or other Junior Loan Documents to: (i) protect the validity, priority or enforceability of any of the Junior Loan Documents or the liens or security interests created thereby; (ii) protect or preserve any collateral or security granted, assigned or pledged to it under the Junior Loan Documents; (iii) to perform any obligation of the Borrower under any lease to any tenant of the Property; or (iv) cure any default of the Borrower under the Junior Loan Documents. Junior Lender may, upon notice to Senior Lender but without the necessity of Senior Lender’s consent, modify the Junior Loan Documents in a manner which does not violate this Section 2(b). Junior Lender represents that, on the date hereof after the application of the proceeds of the Senior Loan to the Junior Loan, the principal amount of the Junior Indebtedness is $5,300,000.

3. SUBORDINATION. Junior Lender agrees that the liens and security interests granted or otherwise created by or pursuant to the Junior Mortgage or any other Junior Loan Documents, including all renewals, extensions, modifications, increases, consolidations and rearrangements thereof, (such liens and security interests are collectively referred to herein as the “Junior Lien”) and all advances secured by the

Junior Loan Documents shall be subject and subordinate to the liens and security interests granted or otherwise created by or pursuant to the Senior Mortgage or any other Senior Loan Documents, including all renewals, extensions, modifications, increases, consolidations and rearrangements, (such liens and security interests are collectively referred to herein as the “Senior Lien”) and all advances secured by the Senior Loan Documents (the Property and all other property on or in which the Senior Lender is granted a lien or a security interest pursuant to any of the Senior Loan Documents is collectively referred to herein as the “Senior Collateral”). The foregoing subordination of the Junior Lien to the Senior Lien shall apply notwithstanding the time, order or method of granting, attachment or perfection of the respective liens or security interests of the Senior Lender and the Junior Lender, and notwithstanding any lack of or failure in such granting, attachment or perfection. In addition, without limiting the foregoing, the Junior Lender agrees that all rights and remedies of the Junior Lender under any of the Junior Loan Documents or otherwise in and to the Senior Collateral and the proceeds thereof (including but not limited to assignments of leases and rents, issues and profits and rights with respect to insurance proceeds and condemnation awards) or otherwise with respect to the Junior Indebtedness, and the terms and provisions of the Junior Loan Documents, shall be expressly subject and subordinate to the rights and remedies of the Senior Lender under any of the Senior Loan Documents or otherwise in and to the Senior Collateral and the proceeds thereof (including but not limited to assignments of leases and rents, issues and profits and rights with respect to insurance proceeds and condemnation awards) or otherwise with respect to the Senior Indebtedness and the terms and provisions of the Senior Loan Documents. The Junior Lender hereby consents and agrees that the Senior Lender may purchase, sell, assign, release, abandon or dispose of the Property by private or public sale with or without notice, pursuant to court order, under the Uniform Commercial Code, Bankruptcy Code or otherwise and by any means, all free and clear of any interest or claim of or by the Junior Lender with respect thereto and all without liability of the Senior Lender or its agent to account for, allocate or deliver to the Junior Lender any proceeds or distributions received by the Senior Lender, except for proceeds that are in excess of the amount to fully satisfy the obligations under the Senior Indebtedness. Until the Senior Indebtedness is paid in full, the Junior Lender waives any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any foreclosure, appraisement, valuation, minimum bid or upset price, adequate protection or any other right (including, without limitation, as provided in the Uniform Commercial Code or the Bankruptcy Code) contemplated at law or in equity (whether or not relating to notice, diligence, presentment, demand, protest, setoff, reliance, defense, counterclaim or election) that may otherwise be available to the Junior Lender.

4. ADJUSTMENTS; PAYMENTS. Upon the Junior Lender’s receipt of written notice from the Senior Lender that an event of default under the Senior Loan Documents (an “Event of Default”) exists or is continuing, until such time, if any, as such Event of Default is cured, the Junior Lender shall not take or receive, any payment with respect to the Junior Indebtedness. In the event that any payment of the Junior Indebtedness is received by the Junior Lender in violation of the foregoing, whether from the Borrower or from any other party, such payment will be held in trust for the benefit of the Senior Lender and, until the Senior Indebtedness has been finally and indefeasibly paid in full or the default cured, will be promptly paid over to the Senior Lender for application toward the Senior Indebtedness. The Junior Lender shall hold any such payment in trust for the benefit of the Senior Lender, and, upon written request therefor, promptly pay over such amount to the Senior Lender for application toward the Senior Indebtedness.

5. BANKRUPTCY, ETC. Until payment in full of the Senior Indebtedness, in the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any substantial part of the property, assets or business of the Borrower or the proceeds thereof, to any creditor or creditors of the Borrower, or upon any liquidation, termination, dissolution or other winding-up of the Borrower of its business or by reason of any sale, receivership, insolvency, reorganization or bankruptcy proceedings, assignment for the benefit of creditors, arrangement or any proceeding by or against the Borrower for any relief under any federal or state bankruptcy, reorganization or insolvency law or laws, or any federal or state law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then and in any such event: (a) the Senior Lender will first be entitled to receive payment in full thereof before the Junior Lender will be entitled to receive or retain any payment (whether in cash, property, securities or otherwise) on account of the Junior Loan Documents; (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property, securities or otherwise, to which the Junior Lender would be entitled but for the provisions hereof, will be made by the Borrower or by any receiver, trustee in bankruptcy, custodian, liquidating trustee, agent or other person making such payment of distribution directly to the Senior Lender, until the Senior Indebtedness has been paid in full, for the benefit of the Senior Lender or its agent, to the extent necessary to pay in full all amounts due and unpaid thereon after giving effect to any concurrent payment or distribution to the Senior Lender, and (c) in the event that, notwithstanding the foregoing, any such payment or distribution of assets is received by the Junior Lender on account of, or with respect to, the Junior Loan Documents before the Senior Indebtedness has been paid in full, such payment or distribution will be held in trust for the benefit of the Senior Lender, and, upon written request therefor, promptly paid over to the Senior Lender for application toward the Senior Indebtedness.

6. REORGANIZATION PLAN, VOTING, SENIOR LENDER CLAIMS. In any case commenced by or against the Borrower under any insolvency, reorganization, bankruptcy or related or similar proceedings under the laws of the United States or under applicable state law (“Bankruptcy Laws”), the Senior Lender shall have the exclusive right to exercise any voting rights in respect of the Senior Loan Documents. Without limiting the generality of the foregoing, the Junior Lender waives and releases the right to vote in favor of any plan of reorganization or other plan under Bankruptcy Laws, unless (a) the Senior Lender grants its consent to the plan or the Senior Lender votes to accept such plan; or (b) no uncured Event of Default exists under the Senior Loan Documents (other than the bankruptcy filing) and the plan provides the Borrower shall pay and perform the obligations under the Senior Loan Documents in accordance with their terms without modification of any kind or nature whatsoever and without any liens being given priority over the lien rights of the Senior Lender with respect to the Senior Collateral, or (c) the Senior Lender is granted full and unconditional stay relief to exercise all remedies against the Senior Collateral available to the Senior Lender under the Senior Loan Documents, or at law or in equity. Without limiting the generality of the foregoing, in the event of a bankruptcy or insolvency of the Borrower, the Junior Lender shall not object to or oppose any efforts by the Senior Lender to obtain relief from the automatic stay under Section 362 of the United States Bankruptcy Code, shall not dispute or make any claim challenging the validity or priority of the Senior Loan Documents or the lien rights of the Senior Lender thereunder (whether such dispute or claim alleges a preference, fraudulent transfer or otherwise in favor of the Senior Lender), shall not seek any “super priority” lien that would seek to subordinate (whether through the doctrine of equitable subordination or otherwise) the lien rights of the Senior Lender to any junior interest, and shall not seek to cause the Borrower’s bankruptcy estate to abandon the Senior Collateral (or any portion thereof) that is subject to the Senior Loan Documents.

7. REPRESENTATIONS AND COVENANTS OF THE JUNIOR LENDER. The Junior Lender covenants and agrees for the benefit of the Senior Lender (a) intentionally omitted; (b) that Senior Lender, in making disbursement pursuant to any agreement relating to the Senior Indebtedness (whether obligatory or optional), is under no obligation or duty to, nor has Senior Lender represented that it will, see to the application of such proceeds by the person or persons to whom Senior Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat the subordination herein made in whole or in part; and (c) except as otherwise provided herein, so long as any of the Senior Indebtedness shall remain unpaid, the Senior Lender may at all times exercise any and all powers and rights which it now has or may hereafter acquire with respect to the Senior Mortgage, Senior Assignment of Rents and any other Senior Loan Document, or any of the Senior Collateral securing the Senior Indebtedness without having to obtain any consent or approval of the Junior Lender and without any accountability to the Junior Lender, nor shall it have any liability to the Junior Lender for any action taken or failure to act with respect to this Agreement, the Senior Mortgage, Senior Assignment of Rents and any other Senior Loan Documents or the Senior Collateral.

8. REPRESENTATIONS BY SENIOR LENDER. Senior Lender represents and warrants as follows:

(a) Exhibit B annexed hereto sets forth a true, correct and complete list of all Senior Loan Documents.

(b) Senior Lender is the legal and beneficial owner of the Senior Loan Documents.

(c) Senior Lender is duly formed, validly existing and in good standing in the laws of the jurisdiction in which it was formed. This Agreement constituters the legal, valid and binding obligation of Senior Lender. No consents or authorizations are required for Senior Lender to enter into this Agreement, other than any such consent or authorization which has been obtained.

(d) The Senior Loan Documents are not cross-defaulted with any other indebtedness.

9. REPRESENTATIONS BY JUNIOR LENDER. Junior Lender represents and warrants as follows:

(a) Exhibit C annexed hereto sets forth a true, correct and complete list of all Junior Loan Documents.

(b) Junior Lender is the legal and beneficial owner of the Junior Loan Documents.

(c) Junior Lender is duly formed, validly existing and in good standing in the laws of the jurisdiction in which it was formed. This Agreement constituters the legal, valid and binding obligation of Junior Lender. No consents or authorizations are required for Junior Lender to enter into this Agreement, other than any such consent or authorization which has been obtained.

(d) The Junior Loan Documents are not cross-defaulted with any other indebtedness.

10. NOTICE OF DEFAULT UNDER SENIOR LOAN DOCUMENTS. Notwithstanding any provisions herein to the contrary, or any provisions in the Senior Loan Documents to the contrary, Senior Lender shall, simultaneously with the giving of any notice of default under the Senior Loan Documents to the Borrower, provide Junior Lender with a copy of such notice. The Loan Documents do not require the Senior Lender to provide Borrower with notices of default for nonpayment of the Senior Note; if Senior Lender elects not to provide Borrower with any such notice Senior Lender shall nonetheless provide Junior Lender with notice of such default. Junior Lender shall have the right, but not the obligation, to effect a cure of such default within (a) for such defaults which are curable solely by the payment of money, ten (10) days after such notice, and (2) for all other defaults, thirty (30) days after such notice (provided, however, that if such default is not reasonably susceptible of cure within the aforesaid thirty (30) day period, Junior Lender shall be entitled to such additional period of time, not to exceed 30 (thirty) days, to cure such default), and, in such event, Senior Lender shall accept such cure as if it were performed by the Borrower.

11. PURCHASE OPTION. Senior Lender and Junior Lender further agree that Junior Lender shall have the right, but not the obligation, to purchase the Senior Loan Documents in accordance with the provisions of this Section 9. Senior Lender agrees to provide Junior Lender with written notice of any acceleration of the maturity of Senior Note due to an event of default under any Senior Loan Documents and Junior Lender at any time thereafter until the earlier of the following: (a) the cure of such default by

Borrower, or (b) thirty (30) days after the giving of such notice, the Junior Lender shall have the right, but not the obligation, to purchase the Senior Loan Documents by payment in full in cash to Senior Lender of an amount (the “Purchase Price”) equal to the amount which would be required to repay the Indebtedness, as defined in the Senior Mortgage, in full at the time of such payment and obtain a full release or assignment (without recourse, except as hereinafter provided in this Section 11) of such Senior Mortgage if such payment were made by the Borrower (1) expressly including all of the following: (a) accrued but unpaid interest, including interest at the default rate, (b) late fees, (c) collection costs or enforcement costs, (d) taxes paid by the Senior Lender, (e) insurance premiums paid by the Senior Lender, and (e) other expenditures made by the Senior Lender in accordance with the Senior Mortgage or other Senior Loan Documents to: (i) protect the validity, priority or enforceability of any of the Senior Loan Documents or the liens or security interests created thereby; (ii) protect or preserve any collateral or security granted, assigned or pledged to it under the Senior Loan Documents; (iii) to perform any obligation of the Borrower under any lease to any tenant of the Property; or (iv) cure any default of the Borrower under the Senior Loan Documents, but (2) expressly excluding any prepayment fees, prepayment premiums, yield maintenance fees or exit fees provided in the Senior Note or other Senior Loan Documents. Upon payment to Senior Lender of the Purchase Price as provided in this Exhibit “B”, Senior Lender shall transfer and assign the Senior Note and other Senior Loan Documents to Junior Lender WITHOUT RECOURSE and without any representation or warranty whatsoever, express or implied, except only that the Senior Lender shall represent that it is the owner and holder of the Senior Loan Documents and that it has not previously pledged, transferred or hypothecated the same.

12. NOTICES. Each notice, request, demand, consent, approval or other communication (hereinafter in this section referred to collectively as “notices” and referred to singly as a “notice”) which the Senior Lender or the Junior Lender is required or permitted to give to the other party pursuant to this Agreement shall be in writing and shall be deemed to have been duly and sufficiently given if (a) personally delivered with proof of delivery thereof (any notice so delivered shall be deemed to have been received at the time so delivered), or (b) sent by Federal Express (or other similar national overnight courier) designating early morning delivery (any notice so delivered shall be deemed to have been received on the next business day following receipt by the courier), or (c) sent by United States registered or certified mail, return receipt requested, postage prepaid, at a post office regularly maintained by the United States Postal Service (any notice so sent shall be deemed to have been received two days after mailing in the United States), addressed to the respective parties as follows:

JUNIOR LENDER:

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC c/o Torchlight Investors 230 Park Avenue New York, New York 10169

Attn: Steve Schwartz

with a copy:

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC c/o Torchlight Investors 230 Park Avenue New York, New York 10169 Attn: Abbey Kosakowski, Esq.

and a copy to:

TORCHLIGHT LOAN SERVICES, LLC c/o Torchlight Investors 230 Park Avenue New York, New York 10169 Attn: Loan Servicing

SENIOR LENDER:

American National Insurance Company One Moody Plaza Galveston, Texas 77550-7947 Attn: Mortgage and Real Estate Investments Department

with a copy to:

Greer Hertz & Adams LLP 2525 South Shore Blvd. Suite 203 League City, Texas 77573 Attn: Darryl H. Levy, Esq.

13. MISCELLANEOUS.

(a) The terms of this Agreement, and the rights of the Senior Lender and the obligations of the Junior Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (i) any renewal, extension, modification of or supplement to the Senior Loan Documents or the Junior Loan Documents or any other instrument or document executed or delivered pursuant thereto, which, in any such case, does not violate Section 1 hereof; (ii) the lack of validity, legality or enforceability of any of such Senior Loan Documents or the Junior Loan Documents; (iii) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Junior Indebtedness or any of such instruments or documents referred to in clause (i) above or arising at law; or (iv) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission in respect of the Senior Indebtedness or the Junior Indebtedness or any of the instruments or documents referred to in clause (i) above which, in any such case, does not violate the terms of Section 1 hereof, whether or not the Junior Lender shall have had notice or knowledge of any of the foregoing and whether or not it shall have consented thereto. The rights and remedies provided herein and in any Senior Loan Documents and all other documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law or in equity.

(b) The Junior Lender, at no out-of-pocket cost to Junior Lender, hereby agrees to execute and deliver such further documents and to do such other reasonable acts and things as the Senior Lender may reasonably request in order fully to effectuate the purposes hereof.

(c) Upon request of the Senior Lender, the Borrower or any tenant of all or any portion of the Property, the Junior Lender shall execute and deliver a subordination, non-disturbance and attornment agreement related to any existing or future tenant of all or any portion of the Property, in the same or substantially the same form executed by the Senior Lender.

(d) The Junior Lender acknowledges that the Senior Lender has not made to the Junior Lender, nor does the Senior Lender hereby or otherwise make to the Junior Lender, any representations or warranties, express or implied, nor does the Senior Lender assume any liability to the Junior Lender with respect to any event or condition. The Junior Lender agrees that the Senior Lender will not be liable to the Junior Lender for any action or failure to act or any error of judgment, negligence or mistake or oversight whatsoever on the part of the Senior Lender or any of its agents, officers, employees or attorneys with respect to any transaction relating to the Senior Indebtedness or any security or guaranties therefor. The Senior Lender acknowledges that the Junior Lender has not made to the Senior Lender, nor does the Junior Lender hereby or otherwise make to the Senior Lender, any representations or warranties, express or implied, nor does the Junior Lender assume any liability to the Senior Lender with respect to any event or condition. The Senior Lender agrees that the Junior Lender will not be liable to the Senior Lender for any action or failure to act or any error of judgment, negligence or mistake or oversight whatsoever on the part of the Junior Lender or any of its agents, officers, employees or attorneys with respect to any transaction relating to the Junior Indebtedness or any security or guaranties therefor.

(e) Neither party will knowingly take any action inconsistent with the terms of this Agreement.

(f) Time is of the essence of this Agreement.

(g) The covenants, agreements and provisions in this Agreement are independent of each other.

(h) Each party waives any right it may have to a trial by jury in respect of any action or proceeding under this Agreement.

(i) The parties hereto do not intend the benefits of this Agreement to inure to any other person, including Borrower or Guarantor.

14. DURATION. This Agreement is of a continuing nature, and it will continue in force so long as any portion of the Senior Indebtedness remains unpaid.

15. SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the benefit of the Senior Lender and the Junior Lender and their respective successors and assigns.

16. AMENDMENTS AND WAIVERS. This Agreement may be modified or waived only by a writing signed by the parties hereto.

17. SEVERABILITY. Every provision of this Agreement is intended to be severable, and, if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

18. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The parties to this Agreement expressly agree that the signature pages and acknowledgments may be separated from any counterpart of this Agreement and reattached to any other counterpart without affecting the validity or enforceability of this Agreement.

19. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are for convenience of reference only and do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement.

20. REMEDIES. In the event that either party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the non-defaulting party may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right of such party, or to take any one or more such actions. The non-prevailing parties agree to pay all costs and expenses including without limitation, costs, reasonable fees and expenses of attorneys, accountants and other experts retained by the party in connection with the enforcement or interpretation of this Agreement or the collection of any sums due hereunder, in addition to damages, injunctive relief or any other relief to which it may be entitled hereunder.

21. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS.

22. TERMS. Wherever required by the context of this Agreement, the masculine, feminine and neuter gender shall each include the other and the singular shall include the plural and vice versa.

23. ESTOPPEL.

(a) Junior shall, within fifteen (15) days following a request from Senior Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of the Junior Loan, the aggregate accrued and unpaid interest under the Junior Loan, and stating whether to Junior Lender’s knowledge any default or event of default exists under the Mezzanine Loan.

(b) Senior Lender shall, within fifteen (15) days following a request from Mezzanine Lender, provide Senior Lender with a written statement setting forth the then current outstanding principal balance of the Senior Loan, the aggregate accrued and unpaid interest under the Senior Loan, and stating whether to Senior Lender’s knowledge any default or event of default exists under the Senior Loan.

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[SIGNATURE PAGE FOR INTERCREDITOR AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the day and year first written above.

Senior Lender:

American National Insurance Company, a Texas insurance company

By:	/s/ Scott F. Brast
Name:	Scott F. Brast
Title:	Senior Vice President

STATE OF TEXAS	§
§
COUNTY OF GALVESTON	§

Before me, the undersigned authority, a Notary Public, on this day personally appeared                             ,                              of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged that he executed and delivered the foregoing instrument for the purposes and consideration therein expressed, and as the act of said corporation.

Given under my hand and notarial seal this              day of                     , 2011.

Notary Public

My Commission Expires:

[SIGNATURE PAGE FOR INTERCREDITOR AGREEMENT]

Junior Lender:

TORCHLIGHT DEBT OPPORTUNITY FUND III, LLC a Delaware limited liability company

By:	/s/ Abbey Kosakowski
Name:	Abbey Kosakowski
Title:

State of New York	)
) ss.:
County of	)

On the 15th day of December in the year 2011, before me, personally appeared                     ,                                          of TORCHLIGHT DEBT OPPORTUNTY FUND III, LLC, a Delaware limited liability company, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT A

Legal Description of Property

EXHIBIT B

Senior Loan Documents

1.	Promissory Note in the original principal sum of $10,000,000.00;

2.	Mortgage, Security Agreement and Financing Statement;

3.	Absolute Assignment of Leases and Rents;

4.	Financing Statement (Delaware Secretary of State);

5.	Financing Statement (McLean County, Illinois);

6.	Certificate and Indemnity Regarding Hazardous Substances;

7.	Closing Certificate;

8.	Member’s Certificate;

9.	Side letter regarding tax and insurance escrows;

10.	Side letter regarding audited financial statements;

11.	Side letter regarding interest;

12.	No Oral Agreements Letter;

13.	Acknowledgment of Non-Representation by Noteholder’s Counsel;

14.	Master Lease Agreement;

15.	Master Lease Guaranty;

16.	Subordination, Non-disturbance and Attornment Agreement;

17.	Estoppel Certificate (Master Lease Tenant);

18.	Master Lease Guarantor’s Estoppel Certificate;

19.	Side letter agreement regarding post closing obligations; and

20.	Assignment of Development Agreement.

EXHIBIT C

Junior Loan Documents

1. Promissory Note, dated October 21, 2011, by Borrower in favor of Junior Lender.

2. Mortgage, Security Agreement and Assignment of Leases and Rents, dated October 21, 2011, by Borrower in favor of Junior Lender, and recorded as Document Number 2011-23611 in the office of the Registrar of Deeds of McClean County, Illinois.

3. Assignment of Leases and Rents, dated October 21, 2011, by Borrower in favor of Lender; of Leases and Rents, and recorded as Document Number 2011-23622 in the office of the Registrar of Deeds of McClean County, Illinois.

4. Collateral Assignment of Agreements, Permits and Contracts, dated October 21, 2011, by Borrower in favor of Lender.

5. Recourse Guaranty, dated October 21, 2011, by Tony Thompson (“Thompson”) and TNP Strategic Retail Trust LLC (“TNP”; Thompson and TNP, hereinafter, “Guarantors”) in favor of Lender.

6. Environmental Indemnity Agreement, dated October 21, 2011, by Guarantors in favor of Lender.

7. UCC-1 financing statements in respect of the collateral described therein.

As modified, in the case of each of the foregoing documents or instruments, by that certain Omnibus Modification of Loan Documents, dated as of the date hereof, between Borrower and Lender.